UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017 (February 15, 2017)

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b),(d)    On February 15, 2017, Robert P. Daniels was appointed to the Board of Directors (Board) of EOG Resources, Inc. (EOG) and to the Audit, Compensation, and Nominating and Governance Committees of the Board, in each case effective March 1, 2017.

Mr. Daniels served in various senior management positions during his 32-year career with Anadarko Petroleum Corporation, a publicly traded oil and gas exploration and production company (Anadarko). Prior to his retirement in December 2016, Mr. Daniels served as Senior Vice President, Worldwide Exploration, from 2006 to 2013, and as Executive Vice President, International and Deepwater Exploration, from 2013 to September 2016. Mr. Daniels is also a member of the Board of Directors of MicroSeismic, Inc., an oilfield services company providing completions evaluation services and real-time monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

Mr. Daniels will receive the same quarterly cash retainer for his service as a director as EOG’s other non-employee directors. In addition, Mr. Daniels will receive a grant of restricted stock units (RSUs) under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan consistent with EOG’s prior grants to its other non-employee directors. The stock grant, which has been approved by the Compensation Committee of the Board and the Board, will be based on the closing price of EOG’s common stock on the New York Stock Exchange on the March 1, 2017 grant effective date. The grant of RSUs will “cliff” vest one year from the date of grant and will have standard termination provisions. The grant of RSUs to Mr. Daniels will be reported on a Form 4 to be filed by Mr. Daniels within two business days after the March 1, 2017 grant effective date.

In addition, on February 15, 2017, H. Leighton Steward informed the Board of his decision to retire from the Board at the end of his current term and not stand for re-election as a director at EOG’s 2017 annual meeting of stockholders (2017 Annual Meeting). Mr. Steward’s current term will expire in conjunction with the 2017 Annual Meeting. Mr. Steward’s decision to retire and not stand for re-election is not as a result of any disagreement with EOG.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1            Press Release of EOG Resources, Inc. dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: February 22, 2017	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.		Description

*99.1	-	Press Release of EOG Resources, Inc. dated February 22, 2017.

* Exhibit filed herewith

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